Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended                   1/31/2007
      Distribution Date                      2/15/2007
      All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                         ---------------------------------------------------------------------
                                                         Total         Allocated to         Allocated to Investor Interest
 1    Sources of funds                                                  Transferor        Total     Series 05-A    Series 05-B
                                                         ---------------------------------------------------------------------
      Principal Collections                                 1,196,651       495,420       701,231       350,523        350,707
      Finance Charge Collections                               77,070        31,907        45,163        22,575         22,587
      Interchange                                               8,941         3,702         5,239         2,619          2,620
                                                         ---------------------------------------------------------------------
      Total Funds Received                                  1,282,662       531,029       751,633       375,718        375,915
                                                         ---------------------------------------------------------------------

                                                         ----------------------------------------
 2    Application of Principal Collections                     Total    Series 05-A   Series 05-B
      Investor Percentage of Principal Collections            701,231       350,523       350,707
      deduct:
      Utilised Retained Principal Collections
                 allocable to Class C                               0             0             0
                 allocable to Class B                               0             0             0
      Transferred to Series Collections Ledger                      0             0             0
      Shared Principal Collections                                  0             0             0

                                                         ----------------------------------------
      Cash Available for Acquisition                          701,231       350,523       350,707
                                                         ----------------------------------------

                                                         ----------------------------------------
 3    Application of Finance Charge Collections                Total    Series 05-A   Series 05-B
      Investor Percentage of Finance Charge Collections        50,402        25,194        25,208
      deduct:
      Trustee payment amount                                       --            --            --
      Loan Note Issuer Costs                                       25            12            12
      Monthly Distribution Amounts                             13,210         6,587         6,623
      Servicing fee payable to RBS                              1,807           903           904
      Cash Management fee payable to RBS                            1             1             1
      Investor Default Amount                                  18,344         9,170         9,175
      Expenses loan principal and interest                         --            --            --

      Available Spread                                         17,015         8,522         8,493
                                                         ----------------------------------------

 4    Payments in respect of the Securities

                                                         ----------------------------------------
      Series 05-A                                            Class A       Class B       Class C
                                                             USD 000s      USD 000s      USD 000s
      Balance at 16 Jan 2007                                2,175,000       175,000       150,000
      Principal repayments on 15 Feb 2007                          --            --            --
                                                         ----------------------------------------
      Balance carried forward on 15 Feb 2007                2,175,000       175,000       150,000
                                                         ----------------------------------------

      Interest due on 15 Feb 2007                               9,679           802           705
      Interest paid                                            (9,679)         (802)         (705)
                                                         ----------------------------------------
      Interest unpaid                                              --            --            --
                                                         ----------------------------------------

                                                         ---------------------------------------------------------------------------
      Series 05-B                                        Class A-1     Class A-2     Class A-3    Class B-3   Class C-1    Class C-3
                                                         USD 000s      EUR 000s      GBP 000s     GBP 000s    USD 000s     GBP 000s
      Balance at 16 Jan 2007                               435,000      450,000       700,000     101,000       42,000     63,000
      Principal repayments on 15 Feb 2007                       --           --            --          --           --         --
                                                         ---------------------------------------------------------------------------
      Balance carried forward on 15 Feb 2007               435,000      450,000       700,000     101,000       42,000     63,000
                                                         ---------------------------------------------------------------------------

      Interest due on 15 Feb 2007                               --        1,388            --          --           --         --
      Interest paid                                             --       (1,388)           --          --           --         --
                                                         ---------------------------------------------------------------------------
      Interest unpaid                                           --           --            --          --           --         --
                                                         ---------------------------------------------------------------------------

 5    Transaction Accounts and Ledgers
                                                         ---------------------------------------
                                                             Total     Series 05-A   Series 05-B
      Reserve Account
      Required Reserve Amount                                   --           --            --
                                                         ---------------------------------------
      Balance at 16 Jan 2007                                    --           --            --
      Transfer in/out this period                               --           --            --
      Interest earned                                           --           --            --
                                                         ---------------------------------------
      Balance carried forward on 15 Feb 2007                    --           --            --
                                                         ---------------------------------------

      Spread Account
      Required Spread Account Amount                            --           --            --
                                                         ---------------------------------------
      Balance at 16 Jan 2007                                    --           --            --
      Transfer in/out this period                               --           --            --
      Interest earned                                           --           --            --
                                                         ---------------------------------------
      Balance carried forward on 15 Feb 2007                    --           --            --
                                                         ---------------------------------------

      Principal Funding Account
      Balance at 16 Jan 2007                                    --           --            --
      Transfer in/out this period                               --           --            --
      Interest earned                                           --           --            --
                                                         ---------------------------------------
      Balance carried forward on 15 Feb 2007                    --           --            --
                                                         ---------------------------------------

                                                ------------------------------------------------------------------------------------
 6    Subordination Percentages                                 Series 05-A                              Series 05-B
                                                       Original                Current             Original             Current
                                                 (pound)000     %      (pound)000      %     (pound)000     %     (pound)000     %
      Class A Investor Interest                   1,257,225     87%     1,257,225      87%    1,257,568     87%    1,257,568     87%
      Class B Investor Interest                     101,156      7%       101,156       7%      101,000      7%      101,000      7%
      Class C Investor Interest                      86,705      6%        86,705       6%       87,277      6%       87,277      6%
                                                ------------------------------------------------------------------------------------
      Total Investor Interest                     1,445,087    100%     1,445,087     100%    1,445,845    100%    1,445,845    100%
                                                ------------------------------------------------------------------------------------

                                                ------------------------------------------------------------------------------------

 7    Assets of the Trust

                                                                   ------------------
                                                                     (pound)000
                                                                   ------------------
      Total receivables at  31-Jan-07                                (pound)4,861,604
                                                                   ------------------

      Aggregate amount of receivables that, as at
      31 Jan 2007 were delinquent by:                  30-59 days              60,640
                                                       60-89 days              48,889
                                                      90-179 days             124,979
                                                 180 or more days             188,992

                                                                   ------------------

 8    Material Changes

      New Issuance during period                                    NONE

      Material modifications to pool asset terms                    NONE

      Material modifications to origination policies                NONE

      Material breaches of pool asset representations,
      warranties or covenants                                       NONE

 9    Trigger Information

      Series Pay Out Events                                         NONE

      Trust Pay Out Events                                          NONE

10    Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                             NONE

      Changes in Securities                                         NONE

      Submission of Matters to a Vote of Security Holders           NONE

      Other Information                                             NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of February, 2007


      -----------------------------------------------
      The Royal Bank of Scotland plc, as Servicer
      Patrick Neville
      Chief Financial Officer, Cards Business